Exhibit 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT NO. 12 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 12 to the Collaboration and License Agreement, (“Amendment”) is made and entered into by and between Kyowa Kirin Co., Ltd. (formerly, Kyowa Hakko Kirin Co., Ltd.), a company organized and existing under the laws of Japan, with an address at 1-9-2 Otemachi, Chiyoda-ku, Tokyo, 100-0004, Japan (“KKC”) and Ultragenyx Pharmaceutical Inc., a company organized and existing under the laws of the State of Delaware, with an address at 60 Leveroni Court, Novato, California 94949, USA (“UGNX”). Each of KKC and UGNX shall be referred to herein as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, KKC and UGNX entered into a Collaboration and License Agreement effective as of August 29, 2013, as amended (collectively, the “Agreement”).

WHEREAS, with the Profit Share Territory Transition Date approaching, the Parties desire to further clarify their obligations and rights related to the Licensed Product in the Profit Share Territory before and after the Profit Share Territory Transition Date under the Agreement, including extending the rights of UGNX to Commercialize the Licensed Product in the Profit Share Territory after the Profit Share Territory Transition Date pursuant to the terms of the Agreement and the hiring and recruiting of certain UGNX sales personnel.

WHEREAS, both Parties wish to further amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.
Except as otherwise set forth in the applicable provision, this Amendment shall be effective as of September 29, 2022 (the “12th Amendment Effective Date”).

2.
Any capitalized terms that are not defined in this Amendment will have their respective meanings set forth in the Agreement.

3.
Effective as of [***], Article 1. Definitions shall be amended by the addition of the following new sections that provide as follows:

“1.1.87 “UGNX Transferred Employee” means any Business Employee who accepts an offer of employment from KKC or an Affiliate, and who is subsequently employed by KKC or an Affiliate on or after the Profit Share Territory Transition Date.”

4.
Effective as of the 12th Amendment Effective Date, Article 1. Definitions shall be amended by the addition of the following new sections that provide as follows:

1.1.88 “Medical Affairs Activities” means activities designed to ensure or improve appropriate medical use of, conduct medical education of, or generate further research regarding, the Licensed Product sold in the Profit Share Territory, including by way of example but without limitation: (a) activities of medical scientific liaisons who (i) conduct service-based medical activities including providing input and assistance with consultancy meetings, recommending investigators for clinical trials and provide input in the design of such trials and other research related activities, and (ii) deliver non-promotional communications and conduct non-promotional activities including engaging in scientific exchanges and responding to unsolicited requests of medical professionals and presenting new clinical trial and other scientific information; (b) grants to support continuing medical education and other third party-medical education, symposia, or third party research; (c) support for and attendance at scientific or medical education meetings, conferences, and congresses; and (d) development, publication and dissemination of approved publications, as well as medical information services provided in response to inquiries communicated via Sales Representatives or received from third parties by letter, phone call or e-mail.

1.1.89 “PALs” means UGNX’s Patient Access Liaisons.

1.1.90 “Patient Advocacy” means a Party’s department or function that is responsible for managing interactions and collaborations with patient advocacy organizations or groups.

1.1.91 “Ramp-Down Period” means the period of time commencing on April 27, 2023 and expiring at the end of the day on April 26, 2024.

1.1.92 “Ramp-Up Period” means the period of time commencing April 27, 2022 and expiring at the end of the day on April 26, 2023.

1.1.93 “RDL” means UGNX’s Rare Disease Liaison.

1.1.94 “Sales Call” means a visit, whether in-person or virtual, by a Sales Representative to a Target to market and promote the Licensed Product for XLH or TIO.

1.1.95 “Sales Representative” means a pharmaceutical sales representative employed by either Party to conduct marketing or promotional efforts with respect to the Licensed Product in accordance with the terms of this Agreement.

1.1.96 “Target” means a healthcare professional in the U.S. who has prescribed the Licensed Product, a healthcare professional in the U.S. who has not prescribed the Licensed Product but who is known to have patients with XLH and/or a healthcare professional in the U.S. who has not prescribed the Licensed Product but who has been identified through a predictive targeting process and marketing initiatives to potentially may have patients with XLH and TIO. For clarity, “Target” excludes Medical Geneticists.

1.1.97 “TIO” means tumor-induced osteomalacia.

1.1.98 “Transition Committee” means a cross-functional, cross-party team of leaders operationalizing the transition of certain activities and the obligations and rights for the Licensed Product in the Profit Share Territory pursuant to the Transition Plan and overseeing the day-to-day activities of the transition at a high level.

1.1.99 “UCG” means UGNX’s UltraCare Guides.

1.1.100 “UGNX Sales Personnel” means UGNX’s Sales Representatives.”

5.
Effective as of the 12th Amendment Effective Date, Section 2.4.1 shall be amended by the addition of the following clause at the end of the current provision:

“including for clarity, on product packaging and Marketing Materials for the Licensed Product in the Field.”

6.
Effective as of the 12th Amendment Effective Date, Section 6.1.2 shall be deleted in its entirety and replaced with the following:

“6.1.2. Sales, Promotion and Marketing in the Profit Share Territory.

KKC shall book sales of the Licensed Products in the Field in the Profit Share Territory. During the first three (3) years following the First Commercial Sale in the U.S., UGNX will have the exclusive right and responsibility, and shall use Commercially Reasonable Efforts, to promote the Licensed Products in the Field in the Profit Share Territory in order to maximize sales of the Licensed Products in the Profit Share Territory. Subject to Sections 6.7.2 and 6.10, during the period commencing on the third (3rd) anniversary of the First Commercial Sale in the U.S. through the day immediately preceding the Profit Share Territory Transition Date, KKC will have the right to increasingly participate in the promotion of the Licensed Products in the Profit Share Territory [***] (i.e.[***], and UGNX shall continue to promote the Licensed Products in the Profit Share Territory and use Commercially Reasonable Efforts in assisting KKC in the transition of the promotion activities for the Licensed Products in the Profit Share Territory. UGNX shall provide information, documents (including originals or copies, as applicable) that will assist in the transition of the promotion activities for the Licensed Product as set forth in the Transition Plan and other assistance as mutually agreed between the Parties in order to allow KKC to market and promote the Licensed Products in the Profit Share Territory as of the Profit Share Territory Transition Date. During the Ramp-Down Period, KKC shall market and promote the Licensed Product in the Profit Share Territory [***] and subject to Section 6.11, UGNX shall have the right to participate in the promoting and marketing of the Licensed Product in the U.S. (including with respect to activity targeting Medical Geneticists, which right shall not be subject in any way to the limitations set forth in Section 6.11), and each of UGNX and KKC shall use Commercially Reasonable Efforts to market and promote the Licensed Product in the Field in the Profit Share Territory as permitted by this Agreement. After the expiration of the Ramp-Down Period and subject to UGNX’s rights to continue to promote to Medical Geneticists, KKC will have the exclusive right, and shall use Commercially Reasonable Efforts, to market and promote the Licensed Products in the Field in the Profit Share Territory [***]. From after the Profit Share Territory Transition Date, UGNX will have the right to continue to promote the Licensed Products in the Profit Share Territory [***] using its own sales force with respect to activity targeting Medical Geneticists and UGNX shall use Commercially Reasonable Efforts to promote the Licensed Products to such key subscribers for Medical Geneticists.”

7.
Effective as of the 12th Amendment Effective Date, Sections 6.7.2 and 6.7.3 shall be deleted in their entirety and replaced with the following:

“6.7.2: Ramp-Up Period in the U.S. To the extent of the Commercialization of the Licensed Product in the United States, UGNX and KKUS each agrees to use its Commercially Reasonable Efforts to facilitate an appropriate transition of the Commercialization of the Licensed Product from UGNX to KKUS upon the Profit Share Territory Transition Date. The following activities shall occur prior to the Profit Share Territory Transition Date (or such other later date as set forth below):

(a)
Transition Committee.

(i)
As of [***], KKUS and UGNX have formed a Transition Committee, consisting of a lead representative designated by each Party (the “Transition Committee Leaders”) and representatives from each of the cross-functional teams (collectively, the “Workstream Leaders”). Each Party will be free to change its representatives in the Transition Committee by giving written notice to the other Party. Unless earlier terminated or extended by mutual agreement of the Parties, the Transition Committee will remain in effect until [***]. For clarity, pursuant to Section 6.10.2(a) of this Agreement, the Canadian Transition Committee shall also be included within and part of the discussions at the Transition Committee.

(ii)
The Transition Committee Leaders will meet at least [***], with in-person meetings at least [***] each [***], or more or less often as mutually agreed to by the Parties. The Workstream Leaders will meet at least [***], or more or less often as mutually agreed between the Parties.

(iii)
In the event of unresolved disputes at the Transition Committee (including any cross functional team) or disputes related to transition activities for the Licensed Product in the Profit Share Territory or the Transition Plan (including disputes preventing the finalization of the Transition Plan), the matter will be promptly discussed by [***] of the Parties, with [***] for resolving any such dispute. Where [***] are unable to resolve such dispute after [***] (or such longer period of time as mutually agreed upon by the senior executives), then the matter will be referred to the JSC and Section 3.5.2 of the Agreement will apply. In the event such dispute is not resolved by the JSC, notwithstanding Section 3.5.3 of the Agreement, the dispute will be resolved in accordance with Article 16 of the Agreement.

(iv)
Notwithstanding anything in the contrary in this Agreement, except to the extent otherwise mutually agreed between the Parties, the Parties shall retain the JSC through and following the Ramp-Down Period and the following subcommittees of the JSC through at least until the end of the Ramp-Down Period: the [***], [***], ] [***] and [***]. After the Profit Share Territory Transition Date, KKUS will provide the JSC with [***] updates related to Commercialization of the Licensed Product in the Profit Share Territory in detail reasonably consistent with updates previously provided to the JSC for the Profit Share Territory prior to the Profit Share Territory Transition Date. After the Ramp-Down Period, both Parties shall discuss in good faith whether to continue the subcommittees of the JSC after the Ramp-Down Period. For clarity, except to the extent otherwise expressly provided otherwise, Section 3.5 (Decision-Making) of the Agreement shall continue to apply to the JSC and any such subcommittees.

(b)
Transition Plan. The Transition Committee will develop mutually agreed plans for transition of the Licensed Product from UGNX to KKUS upon the Profit Share Territory Transition Date, including establishing critical deliverables and timelines during calendar year 2022 through April 26, 2023 in addition to responsibilities required of the Parties after such transition (the “Transition Plan”).

The Transition Plan may be amended by the Transition Committee as needed through April 26, 2023. For clarity, pursuant to Section 6.10.2(b) of this Agreement, the plans for transition of the Licensed Product in Canada shall also be included within the Transition Plan.

(i)
The Transition Plan shall include plans related to the transition of responsibilities related to functional areas identified by the Transition Committee, which may include distribution management (including distribution and inventory management), supply chain (including conversion of the national drug code (NDC) for the Licensed Product from UGNX to KKUS), government price reporting, channel account management, information technology, regulatory and reporting (including adverse experience reporting), development activities (other than those responsibilities related to the DMP which will be governed by the separate DMP Operational Plan), Medical Affairs Activities (including advisory boards, grants and sponsorships, continuing medical education programs), commercial (including sales, marketing), patient support services programs (including patient HUB), Patient Advocacy, and training and other areas of interest as determined by the Transition Committee. Without limiting the foregoing, the Transition Plan will include the obligations expressly specified in this Section 6.7.2.

(ii)
Within [***] of the 12th Amendment Effective Date (or such other period as mutually determined by the Parties), the Transition Plan will be presented to the JSC for review and approval.

(iii)
The Parties will use their Commercially Reasonable Efforts to implement the activities set forth in the Transition Plan pursuant to the timelines set forth in the Transition Plan to facilitate the timely transition of specified relevant functions in the Profit Share Territory by the Profit Share Territory Transition Date.

(iv)
In the event UGNX is required to provide services to KKUS or KKUS requests UGNX to provide services, in each case related to the transition following the Profit Share Territory Transition Date and as mutually agreed between the Parties, [***] related to such services by UGNX, except as otherwise mutually agreed upon or to the extent such services required after the Profit Share Territory Transition Date result from [***].

(c)
Contracts. Any contract amendments required to transfer or assign agreements between UGNX and third parties to KKUS to permit KKUS to operate under or receive the benefit of such agreements will be identified and initiated as mutually agreed. UGNX will use its Commercially Reasonable Efforts to complete the assignment process prior to the Profit Share Territory Transition Date.

(d)
Patient Support Service Programs.

(i)
Both Parties agree that the patient support services program transition from UGNX patient HUB services, UltraCare (“UltraCare”), to Kyowa Kirin’s patient HUB services, Kyowa Kirin Cares (“Kyowa Kirin Cares”) as set forth in the Transition Plan shall be completed by the Profit Share Transition Date or as close to the Profit Share Transition Date as possible, but in no event later than [***], provided, however, that the Parties agree that the foregoing deadlines shall not apply to [***] (“Excluded Data and Services”). The Parties agree to discuss in good faith the timeline and activities related to the transfer of Excluded Data and Services and to include such agreed upon activities (and timelines) in the Transition Plan. For clarity sake, the Transition Plan shall also include a mutually agreed schedule of patient data transition activities to enable the appropriate transition of patients from UltraCare to Kyowa Kirin Cares, within the aforementioned time period (or such longer time period as it relates to the Excluded Data and Services). As of the Profit Share Transition Date, all new patients prescribed the Licensed Products will be enrolled in Kyowa Kirin Cares and all patient services offered to such new patients and established patients transferred into Kyowa Kirin Cares from UltraCares, will be governed by business rules established [***] in accordance with Applicable Laws. At UGNX’s request, [***]. KKUS and UGNX will create a mutually agreeable reasonable schedule that will allow KKUS personnel to observe in real time (but virtually if public health conditions require) existing patient support service programs and other interactions with service providers and Customers, and to accompany UGNX personnel to these observations, as set forth in the Transition Plan, in each case to the extent such participation or observations by KKUS do not significantly disrupt the work of UGNX personnel and are not prohibited by Applicable Laws or the terms of the agreements between UGNX and such service providers or Customers, including without limitation and as applicable, required consent forms from patients or caregiver. Where such participation or observation is prohibited by the terms of the agreements between UGNX and such service providers or Customers or requires consent, approval, or permission forms from patients or caregivers, UGNX shall use its Commercially Reasonable Efforts to obtain the necessary agreements, consents, approvals, and permissions to permit KKUS personnel to engage in such participation or observation.

(e)
DMP Operational Plan.

(i)
The Transition Committee shall develop a separate operational plan for the Disease Monitoring Program (“DMP”) in the Profit Share Territory that consists of the Phase 4 Clinical Trials for XLH and TIO (the “In-Clinic DMPs”) and the Phase 5 Clinical Trial known as BEYONDXLH (the “On-Line DMP”) (such plan, the “DMP Operational Plan”), and includes the allocation of rights and responsibilities provided for in this Section 6.7.2(e). The DMP Operational Plan will provide for, and KKUS shall have the right to, actively participate in the DMP steering committees (specifically, the internal KKUS and UGNX DMP Steering Committee and external DMP Steering Committee) in the Profit Share Territory prior to the Profit Share Territory Transition Date, and UGNX will provide KKUS with relevant information reasonably requested by KKUS related to the Licensed Product, XLH or TIO regarding any such scheduled meetings, including making relevant introductions for KKUS to external DMP Steering Committee participants, to permit KKUS to prepare for and attend all such meetings. For the avoidance of doubt, the Parties agree that the activities and obligations set forth in this Section 6.7.2(e) shall apply only to the DMP in the Profit Share Territory and shall have no effect on the DMP outside of the Profit Share Territory.

(ii)
UGNX will jointly prepare with KKUS the annual report to FDA due in 2023 for the In-Clinic DMPs, and will provide KKUS with relevant information and assistance to permit KKUS to timely submit such report as set forth in the DMP Operational Plan. After 2023, KKUS will be solely responsible for preparation and submission of annual reports to the FDA for the In-Clinic DMPs. Both Parties agree that as of and after the Profit Share Territory Transition Date, KKUS shall have the right to fully access the DMP data in the Profit Share Territory.

(iii)
Without limiting UGNX’s obligations under this Agreement, UGNX will provide KKUS with relevant data related to the Licensed Product, XLH or TIO arising under any activities under the DMP to permit KKUS to respond to any requests from a Regulatory Authority or other third parties such as medical journals, in each case as set forth in the DMP Operational Plan.

(f)
UGNX Personnel. During the Ramp-Up Period, UGNX and KKUS shall coordinate on the transition of the Licensed Product to Targets in the U.S. as follows:

(i) UGNX shall have the right to continue to use Sales Representatives employed by UGNX to make Sales Calls to the Targets identified in the Transition Plan. UGNX shall also have the right to continue to use RDLs employed by UGNX to continue to provide disease state education on the Licensed Product for its approved indications in XLH and TIO in the U.S. and UCGs and PALs employed by UGNX to continue to provide patient service support on the Licensed Product in the U.S. and to transition patients to KKUS (collectively, such UGNX Sales Representatives, RDLs, UCGs and PALs referred to collectively, as the “UGNX Personnel”). The number of UGNX Personnel that UGNX shall have the right to use will be in UGNX’s sole discretion provided that the costs of such UGNX Personnel are in accordance with the Marketing Budget in effect and approved by the JSC. For the avoidance of doubt, KKUS shall [***] pursuant to Section 7.1 of the Agreement.

(ii)
Subject to clause (iii) of this Section 6.7.2(f), KKUS shall have the right to use up to [***] rare disease specialists employed by it to engage with Targets in the U.S. identified in the Transition Plan to educate on the applicable disease states of XHL and TIO and to conduct account profiling for such Targets. KKUS shall be [***] of such rare disease specialists. In the event any such Target desires to learn about the Licensed Product, KKUS rare disease specialists will direct such Target to UGNX in accordance with an agreed-upon process to be mutually determined by UGNX and KKUS.

(iii)
In the event of any departures, other attrition, or reassignment of UGNX Personnel, UGNX shall have the right to fill the vacancy at its sole discretion with a UGNX consultant, temporary employee, contractor or UGNX employee. In the event UGNX notifies KKUS that it has determined that it will not fill a vacancy of a UGNX Sales Representative, KKUS shall have the right to fill such position with an additional KKUS rare disease specialist beyond its existing [***] rare disease specialists [***].

(iv)
For clarity, UGNX shall remain solely responsible for preparing all Marketing Materials for use in the U.S. until the Profit Share Territory Transition Date in accordance with Section 6.5 of the Agreement; provided however that: (A) KKUS reserves the right to limit its Sales Representatives’ use of any such Marketing Materials to only those Marketing Materials expressly approved by KKUS; and (B) KKUS may prepare corporate materials for use by KKUS during the Ramp-Up-Period as mutually agreed upon with UGNX.

6.7.3. Education. Prior to the Profit Share Territory Transition Date, upon KKUS’s reasonable request and [***], UGNX will provide educational overviews to KKUS related to the Licensed Product in the Profit Share Territory that UGNX determines is relevant for the transition and as set forth in the Transition Plan.”

8.
Effective as of the 12th Amendment Effective Date, Section 6.10.2(c) and 6.10.2(d) shall be deleted in its entirety and replaced with the following:

“(c) Any contract amendments required to transfer or assign agreements between UCI and third parties to KKCA to permit KKCA to operate under or receive the benefit of such agreements will be identified and initiated as mutually agreed. UCI will use its Commercially Reasonable Efforts to complete the assignment process prior to the Profit Share Territory Transition Date.

(d) To the extent mutually determined by the Parties to be necessary, KKCA and UCI will create a mutually agreeable reasonable schedule that will allow KKCA personnel to observe in real time (but virtually if public health conditions require) existing patient support service programs and other interactions with service providers and Customers, and to accompany UGI personnel to these observations, as set forth in the Transition Plan, in each case to the extent such participation or observations by KKCA do not significantly disrupt the work of UCI personnel and are not prohibited by Applicable Laws or the terms of the agreements between UCI and such service providers or Customers, including without limitation and as applicable, required consent forms from patients or caregiver. Where such participation or observation is prohibited by the terms of the agreements between UCI and such service providers or Customers or requires consent, approval, or permission forms from patients or caregivers, UCI shall use its Commercially Reasonable Efforts to obtain the necessary agreements, consents, approvals, and permissions to permit KKCA personnel to engage in such participation or observation.”

9.
Effective as of the 12th Amendment Effective Date, Section 6.10.3 shall be deleted in its entirety and replaced with the following:

“6.10.3 Education. Prior to the Profit Share Territory Transition Date, upon KKCA’s reasonable request and [***], UGNX will provide educational overviews to KKCA related to the Licensed Product in the Profit Share Territory that UGNX determines is relevant for the transition and as set forth in the Transition Plan.”

10.
Effective as of the 12th Amendment Effective Date, new Section 6.11 and 6.12 shall be added that provides as follows:

“6.11. Post-Profit Share Territory Transition Date.

(a)
Ramp-Down Period. Solely during the Ramp-Down Period, UGNX and KKUS shall transition the making of Sales Calls to Targets in the U.S. as set forth below. The Parties agree that this Section 6.11(a) shall have no effect on or be construed to limit in any way UGNX’s rights or activities related to promoting the Licensed Product in the Profit Share Territory to Medical Geneticists.

(i)
Subject to clause (iv) of this Section 6.11(a), KKUS plans to use [***] Sales Representatives employed by it to make Sales Calls to all Targets in the U.S. (subject to vacancies and attrition in the ordinary course of business). For clarity, while KKUS anticipates using the Business Employees to partially fill such Sales Representative positions, in the event that any Business Employee elects not to accept a KKUS Sales Representative position pursuant to Section 13.7 of this Agreement, KKUS shall have the right to recruit to fill such position with Sales Representatives from outside the UGNX organization. For clarity, nothing in this Section 6.11(a) shall prevent KKUS from engaging, and KKUS shall have the right and authority to engage, any and all such additional personnel that KKUS believes may be useful for promoting and marketing the Licensed Product in the Profit Share Territory. KKUS shall be solely responsible for all costs related to its Sales Representatives.

(ii)
Subject to clause (iv) of this Section 6.11(a), UGNX has the right to use up to [***] of the Sales Representatives employed by UGNX to make Sales Calls in the U.S. based on Targets identified by KKUS, to support KKUS Sales Representatives in making Sales Calls and providing continued introductions to Targets as set forth in the Transition Plan; provided however that from and after [***], such number shall be decreased to [***] Sales Representatives. In addition, UGNX shall also have the right to continue to use up to [***] UCGs and/or PALs employed by UGNX to provide patient support services related to the Licensed Product in the U.S. (any of the up to [***] UGNX Sales Representatives and the up to [***] UCGs or PALs involved in this Ramp-Down Period shall each be known as a “UGNX Ramp-Down Representative”). For the avoidance of doubt, UGNX shall have the right and authority to maintain and engage personnel related to UGNX training, marketing, commercial analytics and other activities as set forth in the Transition Plan to support the commercialization of the Licensed Product in the Profit Share Territory (“UGNX Support Personnel”), in its sole discretion within the scope agreed in advance by the JSC. Notwithstanding the termination of the Profit Share Period, KKUS [***] for each such UGNX Ramp-Down Representative actively providing services during the period of time permitted by this Section 6.11(a)(ii) and UGNX Support Personnel in support of the Licensed Product [***]. Notwithstanding Section 6.1.7(b) of the Agreement contemplating a Marketing Budget including Commercialization Costs only through the Profit Share Territory Transition Date, the Parties agree that the Marketing Budget prepared by UGNX during the Ramp-Down Period shall also [***] through the Ramp-Down Period. The review and approval of such Marketing Budget shall continue to be governed by

Section 6.1.7(b) of the Agreement. Commencing upon the end of the [***] of the Ramp-Down Period, within [***] following the end of each [***], UGNX shall send KKUS [***], including providing all relevant supporting documentation. KKUS will pay each such invoice within [***] within receipt of such invoice. UGNX shall also have the right, [***], to continue to use up to [***] RDLs employed by UGNX to provide services related to the Licensed Product in the U.S.

(iii)
In no event will KKUS be involved in the day-to-day direction or supervision of any UGNX Ramp-Down Representative, UGNX Support Personnel or RDL. For the avoidance of doubt, except as expressly provided otherwise in this Section 6.11(a)(iii), UGNX policies and procedures shall continue to apply to the UGNX Ramp-Down Representatives, UGNX Support Personnel and RDLs. During the Ramp-Down Period, UGNX Ramp-Down Representatives shall comply with the [***] business rules, which shall be designed in accordance with Applicable Laws, for all patient services offered to patients enrolled in Kyowa Kirin Cares. At UGNX’s request [***]. The Parties further agree in good faith to establish compliance policies and procedures in accordance with Applicable Laws and industry codes to govern interactions between the Parties’ respective employees engaged in the Commercialization of the Licensed Product.

(iv)
In the event of any departures, other attrition, or reassignment of such UGNX Ramp-Down Representatives and/or RDLs, UGNX shall have the right to fill the vacancy at its sole discretion with a UGNX consultant, temporary employee, contractor or UGNX employee. In the event UGNX notifies KKUS that it has determined that it will not fill a vacancy of a UGNX Sales Representative, KKUS shall have the right to fill such position with an additional KKUS Sales Representative beyond its existing [***] Sales Representatives [***].

(v)
For clarity, during the Ramp-Down Period, KKUS shall be responsible for preparing all Marketing Materials for use by both UGNX and KKUS Sales Representatives in the U.S. from and after the Profit Share Territory Transition Date, provided however, that UGNX reserves the right to modify such Marketing Materials for use by the UGNX Ramp-Down Representatives if the subcommittees of both Parties responsible for reviewing Marketing Materials reasonably determines　that such modifications are needed to comply with Applicable Laws and as mutually agreed by both Parties.

(vi)
KKUS will, upon UGNX’s reasonable request, provide assistance to UGNX in educating UGNX personnel on the KKUS Marketing Materials and related programs and procedures (if applicable) to be used by both UGNX and KKUS Sales Representatives after the Profit Share Territory Transition Date.

(b)
Responsibility for UGNX Ramp-Down Representatives. The following provisions shall apply with respect to the UGNX Ramp-Down Representatives.

(i)
Each UGNX Ramp-Down Representative shall continue as an employee of UGNX. Without limiting the foregoing, with respect to each UGNX Ramp-Down Representative, UGNX shall be responsible for (and KKUS shall have no responsibility for) all employment-related obligations to such UGNX Ramp-Down Representative other than as expressly stated in this Agreement.

(ii)
For clarity, except with respect to those provisions relating to the hiring of UGNX Transferred Employees, no provision in this Agreement is intended to create, nor shall it be deemed or construed to create, any employment relationship between KKUS and any employee of UGNX. In addition, this Agreement shall not create, and shall not be construed as creating, any joint-or co-employer relationship with respect to any UGNX personnel, including any UGNX Ramp-Down Representative.

11.
Effective as of the 12th Amendment Effective Date, a new Section 9.3.3 shall be added that provides as follows:

“9.3.3 From and after the Profit Share Territory Transition Date, KKUS shall make good faith efforts to ensure that all Customer contracts with respect to the Licensed Product provide UGNX and KKUS with access to and the right to audit the data supporting Net Sales calculations, as described in Section 9.1 of this Agreement. KKUS shall make good faith efforts to include the foregoing audit rights in its Customer contracts with respect to the Licensed Product.”

12.
Effective as of the 12th Amendment Effective Date, a new Section 9.4.3 shall be added that provides as follows:

“9.4.3 From and after the Profit Share Territory Transition Date, KKCA shall make good faith efforts to ensure that all Customer contracts with respect to the Licensed Product provide UCI and KKCA with access to and the right to audit the data supporting Net Sales calculations, as described in Section 9.1 of this Agreement. KKCA shall make good faith efforts to include the foregoing audit rights in its Customer contracts with respect to the Licensed Product.”

13.
Effective as of July 26, 2022, a new Section 12.2.1 shall be added that provides as follows:

“12.2.1 Business Employees. UGNX hereby represents and warrants to KKC that, as of each of [***], and the applicable Employment Commencement Date for each UGNX Transferred Employee,: (a) UGNX is not and never has been bound by any collective bargaining agreement or other agreement with any labor organization, union, or other employee-representative organization with respect to the Business Employees; (b) there is no labor strike, picketing, work stoppage, concerted refusal to work overtime, labor arbitration, walkout, or other proceeding in respect to the grievance of any Business Employees pending or threatened; (c) to the knowledge of UGNX, no union organizing campaign is in progress with respect to any Business Employees and there have never been any organizing efforts relating to the Business Employees; (d) with respect to the Business Employees, UGNX is in compliance, and has been in compliance since April 1, 2020, in all material respects with all Applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, immigration, workers’ compensation, occupational safety and health requirements, plant closings, wages and hours, worker classification (including as to classification as an employee, contractor, volunteer, exempt or non-exempt), withholding of taxes, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues and related matters; and (e) since April 1, 2020, there has been no proceeding against UGNX related to the Business Employees relating to the alleged violation of any Applicable Laws pertaining to labor relations or employment matters, including any charge or complaint filed before the Equal Employment Opportunity Commission or similar governmental entity alleging unlawful discrimination, harassment, retaliation, or noncompliance with any Applicable Laws relating to employment practices, or any charge or complaint filed before the National Labor Relations Board or similar governmental entity alleging any unfair labor practice, or any other proceeding before any other governmental entity alleging non-compliance with any Applicable Laws pertaining to labor relations or employment matters, by UGNX, nor has, to the knowledge of UGNX, any such proceeding been threatened.”

14.
Effective as of [***], a new Section 13.7 shall be added that provides as follows:

“13.7 Business Employees.

13.7.1 On [***], KKUS made offers of at-will employment to those individuals specified in Schedule 13.7, as the same may be amended from time to time (collectively, the “Business Employees”) pursuant to the Consent Letter entered into by the UGNX and KKC dated [***], with all such offers of at-will employment on terms and conditions as determined by KKUS in its sole discretion. KKUS shall inform UGNX of each Business Employee who is offered and/or accepts employment. Each Business Employee who timely accepts employment, who is employed in good standing by UGNX on the day immediately prior to the Profit Share Territory Transition Date, and who otherwise satisfies all contingencies set forth in such Business Employee’s offer letter, shall commence employment with KKUS on the Profit Share Territory Transition Date. Additionally, a Business Employee who accepts an offer of employment, but is on a leave of absence for any reason on the date immediately prior to the Profit Share Territory Transition Date (each, an “Inactive Employee”), shall not commence employment with KKUS sooner than the date such Inactive Employee’s leave of absence has ended (and such Inactive Employee shall not commence employment if such leave of absence has not ended within [***] of the Profit Share Territory Transition Date).

13.7.2 From and after [***], until the later of the Profit Share Territory Transition Date or the last date on which a UGNX Transferred Employee commences employment with KKUS (the “Business Employee Transition Period”), UGNX shall: (a) provide reasonable access by KKUS to the Business Employees for purposes of communicating with them regarding offers of employment and transitional matters solely as it relates to such Business Employee’s potential employment with KKUS; (b) cooperate in good faith regarding any written communications to be distributed to any Business Employees related to their offers of employment with KKUS, and shall consult with KKUS before distributing any such communications to any Business Employees; and (c) promptly inform KKUS if any Business Employee that KKUS has offered employment has (i) been terminated or resigned; (ii) taken or been placed on a leave of absence (and providing reasonable detail for such leave of absence to the extent not prohibited by Applicable Laws); or (iii) been disciplined, demoted, or otherwise is not in good standing with UGNX.

13.7.3 To facilitate the continued employment of Business Employees, and avoid the loss of the goodwill, investment, training, and other intangibles associated with the Business Employees, during the Business Employee Transition Period, except as consented to in writing by KKUS (which consent shall not be unreasonably withheld), UGNX shall not: (a) make changes to Business Employee compensation or benefits other than normal merit, cost-of-living and promotion-related base salary or wage increases consistent with past practice; (b) enter into, negotiate, or discuss any collective bargaining agreement or other agreement with any labor organization, union, or other employee-representative organization; or (c) promote or change the job title of any Business Employee other than as part of a normal merit- based promotion or change consistent with past practice, or to fill a vacancy arising from the departure of another Business Employee.

13.7.4 On the day each UGNX Transferred Employee commences employment with KKUS (each, the “Employment Commencement Date”), UGNX shall terminate the employment of such UGNX Transferred Employee, and waive and release any restrictive covenants that may restrict their employment at KKUS. UGNX shall be solely responsible for paying such UGNX Transferred Employees all hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to their employment with UGNX or prior to the Employment Commencement Date, and UGNX shall pay all such amounts to all UGNX Transferred Employees within the time required by Applicable Laws. Without limiting the foregoing, UGNX shall be responsible for all liabilities and obligations associated with or arising with respect to employee benefits accrued for, incurred, or provided by UGNX or its Affiliates to the UGNX Transferred Employees (including Inactive Employees) upon or prior to each such individual’s Employment Commencement Date, regardless of whether such liabilities or obligations must be satisfied before or after the Employment Commencement Date, including without limitation the provision of health and disability insurance coverage. In no event shall KKUS or any of its Affiliates be responsible for the payment of any compensation or benefits, in whatever form, as a result of: (a) the termination of employment of Business Employees or any other person by UGNX or any of its Affiliates; (b) the failure of a Business Employee to become a UGNX Transferred Employee; or (c) a delay in the Employment Commencement Date for an Inactive Employee.

15.
Effective as of [***], Section 14.1 shall be amended by replacing the definition of KKC Indemnitees in the first sentence with the following:

“14.1 Indemnity by UGNX. UGNX hereby agrees to defend, hold harmless, and indemnify KKC, its agents, directors, officers, contractors, and employees, and KKC Affiliates (including their respective agents, directors, officers, contractors, and employees) (the “KKC Indemnitees”)”

16.
Effective as of [***], Section 14.2 of the Agreement shall be amended by replacing the definition of UGNX Indemnitees in the first sentence with the following:

“14.2 Indemnity by KKC. KKC hereby agrees to defend, hold harmless, and indemnify UGNX, its agents, directors, officers, contractors, and employees, and UGNX Affiliates (including their respective agents, directors, officers, contractors, and employees) (the “UGNX Indemnitees”)”

17.
Effective as of the 12th Amendment Effective Date, Section 14.5 shall be amended with the addition of the following sentences at the end of the current provision:

“In addition, during the Ramp-Down Period and for [***] thereafter, UGNX shall procure and maintain, at its sole cost and expense, the following types of insurance, with limits of liability, retentions or deductibles and other terms and conditions that are consistent with industry standards and no less than any statutorily-required limits, affording coverage for claims by or against, acts, errors or omissions of, or injuries or loss sustained by, any UGNX Sales Personnel in connection with performance under this Agreement: (a) automobile liability insurance for bodily injury and property damage covering UGNX owned, hired, and non-owned automobiles; (b) workers compensation insurance and employers liability insurance; and (c) employment practices liability insurance that includes, without limitation, insurance coverage for third party discrimination claims. For clarity, the foregoing shall not serve to restrict or otherwise reduce any of UGNX’s obligations under this Agreement, including its indemnification obligations hereunder.”

18.
Effective as of [***], a new Section 14.8 shall be added that provides as follows:

“14.8 UGNX Employees. UGNX hereby agrees to defend, hold harmless and indemnify the KKC Indemnitees from and against any and all Third Party Losses, including Losses relating to formal or informal investigations or inquiries, incurred by a KKC Indemnitee concerning conduct, activities, employment, or termination of any UGNX employee, including a UGNX Transferred Employee, that occurred prior to employment with KKC or any KKC Affiliate, provided that, nothing herein shall preclude UGNX from pursuing any claims or losses that arise from acts or omissions of KKC or any KKC Affiliate.”

19.
Effective as of the 12th Amendment Effective Date, Section 15.6.2 shall be amended by adding the following Sections to the existing provision:

“Section 14.5 (for the time period provided therein), 6.11(b), 13.7.4 and Section 14.8.”

20.
Effective as of [***], Section 17.1 shall be deleted in its entirety and replaced with the following:

“17.1. Solicitation of Employees.

17.1.1 From and after [***], a Party may solicit or hire any former employee of the other Party as long as solicitation, hiring, or other employment discussions with such former employee are not initiated (directly or indirectly) until after said individual’s employment with the other Party has terminated. Contract employees shall be treated as equivalent to full-time employees for purposes of this section.

17.1.2 During the remainder of the Term, neither Party nor its Affiliates shall, directly nor through its representatives or agents, solicit for employment or hire any officer, director, employee, contract employee, or consultant of the other Party or its Affiliates who is known by such Party or its Affiliates to be currently participating in the subject matter of this Agreement or who participated in the development of the Drug Substance or a Licensed Product. For the avoidance of doubt, any officer, director, employee, contract employee, or consultant of any Party or its Affiliates who falls outside the scope of the first sentence of this paragraph shall not be subject to this non-solicitation provision. Notwithstanding the foregoing, during the remainder of the Term the first sentence of this paragraph does not prohibit a Party from soliciting and hiring employees of the other Party through general public advertisement, not targeted at such other Party’s employees, including but not limited to the Party’s career website, LinkedIn, Indeed, other online career sites or in connection with job fairs. Additionally, notwithstanding the foregoing, it shall not be a violation of this section or any other provision of the Agreement for KKUS to solicit or hire any Business Employee.

17.1.3. The Parties acknowledge that a breach or threatened breach of this section would give rise to irreparable harm to the non-breaching Party, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by the breaching Party of any such obligations, the non-breaching Party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). In the event this paragraph should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by Applicable Laws in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by Applicable Laws.”

21.
Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

22.
This Amendment may be executed in one or more counterparts, including via electronic means, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 12th Amendment Effective Date.

	KYOWA KIRIN CO., LTD.		ULTRAGENYX PHARMACEUTICAL INC
By:	/s/ Tomohiro Sudo	By:	/s/ Thomas Kassberg
Name:	Tomohiro Sudo	Name:	Thomas Kassberg

Title:	Executive Officer Director, Global Product Strategy Department, Strategy Division	Title:	Chief Business Officer